                                                                Exhibit 23.02


                            ARTHUR ANDERSEN LLP




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Citigroup Inc.:


As independent public accountants, we hereby consent to the incorporation by reference in the Form 8-K of Citigroup Inc. (formerly Travelers Group Inc.) dated October 16, 1998, which incorporates by reference the Supplemental Consolidated Financial Statements of Citigroup Inc. and its subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, of our report dated March 31, 1997, relating to the consolidated statement of financial condition of Salomon Inc and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, which report is incorporated by reference or included in the annual report on Form 10-K of Travelers Group Inc. for the year ended December 31, 1997, as amended by Form 10-K/A-1.



/s/ Arthur Andersen LLP

New York, New York
October 26, 1998